EXHIBIT 2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, $0.001 par value per share, of Catalytica Energy Systems, Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.  This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

Dated as of October 10, 2007.

MORGAN STANLEY

By:	/s/ Chris O’Dell
	Name:	Chris O’Dell
	Title:	Authorized Signatory

MORGAN STANLEY CAPITAL PARTNERS III, INC.

By:	/s/ Jeffrey D. Hahn
	Name:	Jeffrey D. Hahn
	Title:	Treasurer

MSCP III, LLC

By:	Morgan Stanley Capital Partners III, Inc., as Member

By:	/s/ Jeffrey D. Hahn
	Name:	Jeffrey D. Hahn
	Title:	Treasurer

MORGAN STANLEY CAPITAL INVESTORS, L.P.

By: By:	MSCP III, LLC, as General Partner Morgan Stanley Capital Partners III, Inc., as Member

By:	/s/ Jeffrey D. Hahn
	Name:	Jeffrey D. Hahn
	Title:	Treasurer